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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer
or
Thomas E. O'Hern, Senior Executive Vice President and Chief Financial Officer
(310) 394-6000

MACERICH ANNOUNCES QUARTERLY RESULTS

        Santa Monica, CA (5/04/10)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended March 31, 2010 which included total funds from operations ("FFO") diluted of $71.6 million or $.66 per share-diluted, compared to $1.16 per share-diluted for the quarter ended March 31, 2009. Net loss available to common stockholders for the quarter ended March 31, 2010 was $6.4 million or -$.08 per share-diluted compared to net income available to common stockholders of $14.0 million or $.18 per share-diluted for the quarter ended March 31, 2009. The Company's definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income or loss to FFO and net income or loss per common share-diluted ("EPS") to FFO per share-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  During the quarter, same center net operating income increased by 1.8%.

  •
  Occupancy increased to 91.1% at March 31, 2010, up from 90.1% at March 31, 2009.

  •
  Mall total tenant sales increased 3.4% for the quarter compared to the quarter ended March 31, 2009.

  •
  In April, the Company issued 31 million shares of common stock raising net proceeds in excess of $1.2 billion.

  •
  The Company closed on property loans for over $280 million during the first four months of 2010.

        Commenting on results, Arthur Coppola chairman and chief executive officer of Macerich stated, "Over a year ago we embarked on a multi-faceted capital plan to raise liquidity and strengthen our balance sheet. With the completion of our recent equity issuance we have successfully executed our capital plan and we now have a very strong balance sheet and have positioned the Company to be opportunistic.

        In addition to the recent capital activity, we are pleased to report improving business fundamentals including increased occupancy, positive same center operating results, increasing tenant sales and very strong leasing volumes."

Redevelopment Update

        In 2010, Macerich announced new leases with 18 retailers for the new Santa Monica Place, including Barneys Co-op, Betsy Johnson and Tory Burch, as well as The Market at Santa Monica Place. The project is slated to open in August 2010. To date, executed deals with nearly 60 retailers and restaurants have been announced, including Bloomingdale's and Nordstrom. The project has tenant leases or commitments for over 92% of the project.

        On May 7, a relocated and expanded 138,000-square-foot Nordstrom and 35,000 square feet of new small shop space will open at Los Cerritos Center, Macerich's high-performing super-regional shopping center in Southern California. The project is 100% leased and new retailers include True Religion, Love Culture, MAC Cosmetics, Foreign Exchange, Carlton Hair and Vision Shoes.

Financing Activity

        Transactions completed in 2010 include the recent closing of a $135 million, five year floating rate bank loan on Vintage Faire Mall. The new loan carries a LIBOR plus 3.00% interest rate and paid off the former loan of $62 million with a fixed interest rate of 7.9%.

        The Company has also closed on a $105 million, five year, 6.08% CMBS financing on South Plains Mall in Lubbuck, Texas. The loan proceeds repaid the former loan of $58 million with an interest rate of 9.5%.

        In addition, the Company has financing agreements in place for the refinancings of Panorama Mall and Wilton Mall. The combined financings total $88 million.

        Upon completion of the above transactions, the Company will have $155 million of remaining loan maturities for 2010.

        In April, the Company executed a one year extension option on its $1.5 billion credit facility and repaid the existing balance in its entirety.

Dividend

        On April 29th, 2010, the Board of Directors of the Company declared a quarterly cash dividend of $.50 per share of common stock. The dividend is payable on June 8, 2010 to stockholders of record at the close of business on May 10, 2010. This represents the Company's return to a 100% cash dividend.

Earnings Guidance

        Management is providing revised guidance for both FFO per share-diluted and EPS for 2010. The revised guidance gives effect to the upsized public offering of 31 million shares of common stock from the initial offering of 18.5 million shares used in the previously issued guidance.

        The reconciliation from the prior 2010 FFO guidance and its reconciliation to EPS is reflected below:

Previously provided FFO per share guidance	$2.70	to	$2.90
Less additional dilution from the Up-sized equity offering	-.10	to	-.10

Revised FFO per share guidance:	$2.60	to	$2.80
Less depreciation and amortization expense:	2.48	to	2.48

EPS guidance range:	$.12	to	$.32

        The revised guidance assumes that the use of proceeds is to reduce the Company's indebtedness and for general corporate purposes.

        The Company's 2010 earnings guidance is based upon its internal forecasting and planning process and on many assumptions including management's current view of market and economic conditions, including those specifically impacting the regional mall business. Due to the uncertainty in the timing and economics of dispositions and acquisitions of assets and joint venture interests, the guidance ranges do not include any potential impact from such future dispositions or acquisitions.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. The Company is the sole general partner and owns a 91% ownership interest in The Macerich Partnership, L.P. Macerich now owns approximately 74 million square feet of gross leaseable area consisting primarily of interests in 71 regional malls. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, May 4, 2010 at 10:30 AM Pacific Time. To listen to the call, please go to any of these web sites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates and terms, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Reports on Form 10-Q, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended March 31,		For the Three Months Ended March 31,		For the Three Months Ended March 31,
	Unaudited				Unaudited
	2010	2009	2010	2009	2010	2009
Minimum rents	$101,976	$127,477	4	$(4,268)	$101,980	$123,209
Percentage rents	2,987	2,801	—	—	2,987	2,801
Tenant recoveries	61,009	64,910	—	(765)	61,009	64,145
Management Companies' revenues	10,221	8,541	—	—	10,221	8,541
Other income	5,917	7,054	—	(29)	5,917	7,025

Total revenues	182,110	210,783	4	(5,062)	182,114	205,721

Shopping center and operating expenses	60,930	70,780	(109)	(1,356)	60,821	69,424
Management Companies' operating expenses	22,187	23,431	—	—	22,187	23,431
Income tax benefit	(1,215)	(801)	—	—	(1,215)	(801)
Depreciation and amortization	59,215	64,911	—	(1,436)	59,215	63,475
REIT general and administrative expenses	7,518	5,258	—	—	7,518	5,258
Interest expense	55,411	69,939	—	—	55,411	69,939
Gain on early extinguishment of debt	—	22,474	—	—	—	22,474
Gain on sale or write down of assets	—	756	—	17	—	773
Co-venture interests(b)	(1,384)	—	—	—	(1,384)	—
Equity in income of unconsolidated joint ventures	16,459	15,926	—	—	16,459	15,926
(Loss) income from continuing operations	(6,861)	16,421	113	(2,253)	(6,748)	14,168
Discontinued operations:
Loss on sale or write down of assets	—	—	—	(17)	—	(17)
(Loss) income from discontinued operations	—	—	(113)	2,270	(113)	2,270
Total (loss) income from discontinued operations	—	—	(113)	2,253	(113)	2,253
Net (loss) income	(6,861)	16,421	—	—	(6,861)	16,421
Less net (loss) income attributable to noncontrolling interests	(504)	2,405	—	—	(504)	2,405
Net (loss) income attributable to the Company	(6,357)	14,016	—	—	(6,357)	14,016
Less preferred dividends	—	—	—	—	—	—

Net (loss) income available to common stockholders	$(6,357)	$14,016	—	—	$(6,357)	$14,016

Average number of shares outstanding—basic	96,951	76,897			96,951	76,897

Average shares outstanding, assuming full conversion of OP Units(c)	109,118	88,551			109,118	88,551

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	109,118	88,551			109,118	88,551

Per share (loss) income—diluted before discontinued operations	—	—			$(0.08)	$0.15

Net (loss) income per share—basic	$(0.08)	$0.18			$(0.08)	$0.18

Net (loss) income per share—diluted(c)	$(0.08)	$0.18			$(0.08)	$0.18

Dividend declared per share	$0.60	$0.80			$0.60	$0.80

FFO—basic(c)(d)	$71,597	$102,839			$71,597	$102,839

FFO—diluted(c)(d)	$71,597	$102,839			$71,597	$102,839

FFO per share—basic(c)(d)	$0.66	$1.16			$0.66	$1.16

FFO per share—diluted(c)(d)	$0.66	$1.16			$0.66	$1.16

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(a)
The following dispositions impacted the results for the three months ended March 31, 2010 and 2009:

  During the twelve months ended December 31, 2009, the Company sold six non-core community centers for $83.2 million and sold five Kohl's stores for approximately $52.7 million. As a result of these sales, the Company has classified the results of operations to discontinued operations for all periods presented.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a fully diluted basis are useful to investors in comparing operating and financial results between periods.This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a fully diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

  Gains or losses on sales of undepreciated assets and the impact of amortization of above/below market leases have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three months ended March 31, 2010 and 2009 by $0.0 million and $1.3 million, respectively, or by $0.00 per share and $0.01 per share, respectively. Additionally, amortization of above/below market leases increased FFO for the three months ended March 31, 2010 and 2009 by $2.9 million and $4.1 million, respectively, or by $0.03 per share and $0.05 per share, respectively.

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended March 31,
	Unaudited
	2010	2009
Revenues:
Minimum rents	$74,051	$67,036
Percentage rents	1,896	1,397
Tenant recoveries	37,314	32,055
Other	4,183	3,435

Total revenues	117,444	103,923

Expenses:
Shopping center and operating expenses	41,816	35,979
Interest expense	31,092	25,502
Depreciation and amortization	27,455	26,501

Total operating expenses	100,363	87,982

(Loss) gain on sale or write down of assets	(62)	8
Loss on early extinguishment of debt	(689)	—
Equity in income (loss) of joint ventures	129	(23)

Net income	$16,459	$15,926

Reconciliation of Net (loss) income to FFO(d):

	For the Three Months Ended March 31,
	Unaudited
	2010	2009
Net (loss) income—available to common stockholders	$(6,357)	$14,016
Adjustments to reconcile net (loss) income to FFO—basic
Noncontrolling interests in OP	(798)	2,124
Gain on sale or write down of consolidated assets	—	(756)
plus gain on undepreciated asset sales—consolidated assets	—	1,354
less write down of consolidated assets	—	(582)
Loss (gain) on sale or write-down of assets from unconsolidated entities (pro rata)	62	(8)
less loss on undepreciated asset sales—unconsolidated entities (pro rata share)	(31)	—
less write down of assets—unconsolidated entities (pro rata share)	(32)	—
Depreciation and amortization on consolidated assets	59,215	64,911
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(5,093)	(1,067)
Depreciation and amortization on joint ventures (pro rata)	27,455	26,501
Less: depreciation on personal property	(2,824)	(3,654)

Total FFO—basic	71,597	102,839
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—

Total FFO—diluted	$71,597	$102,839

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per diluted share:

	For the Three Months Ended March 31,
	Unaudited
	2010	2009
Earnings per share—diluted	$(0.08)	$0.18
Per share impact of depreciation and amortization of real estate	0.74	0.98

FFO per share—diluted	$0.66	$1.16

Reconciliation of Net (loss) income to EBITDA:

	For the Three Months Ended March 31,
	Unaudited
	2010	2009
Net (loss) income—available to common stockholders	$(6,357)	$14,016
Interest expense—consolidated assets	55,411	69,939
Interest expense—unconsolidated entities (pro rata)	31,092	25,502
Depreciation and amortization—consolidated assets	59,215	64,911
Depreciation and amortization—unconsolidated entities (pro rata)	27,455	26,501
Noncontrolling interests in OP	(798)	2,124
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,999)	(1,488)
Gain on early extinguishment of debt	—	(22,474)
Loss on early extinguishment of debt—unconsolidated entities (pro rata)	689	—
Loss (gain) on sale or write down of assets—consolidated assets	—	(756)
Loss (gain) on sale or write down of assets—unconsolidated entities (pro rata)	62	(8)
Income tax (benefit) expense	(1,215)	(801)
Distributions on preferred units	208	243

EBITDA(e)	$157,763	$177,709

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended March 31,
	Unaudited
	2010	2009
EBITDA(e)	$157,763	$177,709
Add: REIT general and administrative expenses	7,518	5,258
Management Companies' revenues	(10,221)	(8,541)
Management Companies' operating expenses	22,187	23,431
Lease termination income of comparable centers	(1,273)	(1,542)
EBITDA of non-comparable centers	(28,235)	(51,196)

Same Centers—NOI(f)	$147,739	$145,119

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on sale of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)